Exhibit 4.4

AMENDMENT TO DEPOSIT AGREEMENT

This AMENDMENT TO DEPOSIT AGREEMENT (the “Amendment”), dated as of May 18, 2025 (the “Effective Date”), is by and among (i) Capital One Financial Corporation, a Delaware corporation (“Capital One”), (ii) Discover Financial Services, a Delaware corporation (“Discover”), (iii) Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company”), jointly as Depositary (the “Depositary”) and (iv) the Holders from time to time of the Receipts.

W I T N E S S E T H :

WHEREAS, Discover, the Depositary and the Holders from time to time of the Receipts entered into that certain Deposit Agreement, dated as of June 22, 2020 (the “Deposit Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning(s) ascribed thereto in the Deposit Agreement; and

WHEREAS, pursuant to the terms of the Deposit Agreement, Discover deposited 5,000 shares of its 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, with a liquidation preference of $100,000 per share (the “Old Preferred Stock”) with the Depositary and issued receipts each representing 1/100th fractional interest in a share of Old Preferred Stock (collectively, the “Old Receipts”); and

WHEREAS, on February 19, 2024, Capital One, Vega Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Discover entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into Discover, with Discover continuing as the surviving corporation (the “Merger”) and (ii) immediately following the Merger, Discover will merge with and into Capital One (the “Second Step Merger” and, together with the Merger, the “Mergers”), with Capital One as the surviving corporation (the “Surviving Corporation”); and

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Second Step Merger at 12:02 a.m. Eastern Time on May 18, 2025 (the “Effective Time”), each outstanding share of Discover’s Old Preferred Stock will be converted and exchanged into the right to receive one share of Capital One’s newly created 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, with a liquidation preference of $100,000 per share (the “New Preferred Stock”); and

WHEREAS, Section 4.6 of the Deposit Agreement provides that upon any merger of Discover, the Depositary shall upon the written instructions of Discover setting forth such adjustment, make certain adjustments and treat any securities received by the Depositary in exchange for or upon conversion of or in respect of the Old Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Old Preferred Stock; and

WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, Discover and the Depositary wish to amend the Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree at the Effective Time as follows:

1.

Assumption of Obligations; Succession. As successor-in-interest to Discover pursuant to the Mergers, Capital One hereby agrees to and hereby shall, effective as of the Effective Time, (a) succeed to, be substituted for, and assume all of the rights and duties of, and the performance and observance of all obligations and covenants to be performed or observed by, Discover under the Deposit Agreement, as hereby amended, and (b) be substituted for, and may exercise every right and power of, Discover under the Deposit Agreement, as hereby amended, in each case with the same effect as if Capital One had been named as the “Corporation” therein.

2.	Amendments to the Deposit Agreement.

a.

From and after the Effective Time, all references in the Deposit Agreement to (i) the term “Corporation” shall mean Capital One Financial Corporation, a Delaware corporation, and its successors, (ii) the term “Certificate of Designations” shall mean the Certificate of Designations filed with the Secretary of State of the State of Delaware on May 16, 2025 and effective May 18, 2025, establishing the 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, with a liquidation preference of $100,000 per share, (iii) the term “Deposit Agreement” shall mean the Deposit Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof (including as amended by this Amendment), (iv) the term “Series D Preferred Stock” shall be replaced by the term “Series P Preferred Stock”, which shall mean Capital One’s 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, with a liquidation preference of $100,000 per share.

b.

Pursuant to Section 4.6 of the Deposit Agreement, following the Effective Time, the Old Receipts shall be exchanged for and replaced with new receipts substantially in the form attached hereto as Exhibit A (the “New Receipts”) as provided in Section 3(b) of this Amendment, which New Receipts shall represent 1/100th fractional interest in a share of the New Preferred Stock, with such adjustments as to future transactions, if any, as provided in the Deposit Agreement, as amended by this Amendment.

c.	The first paragraph of Section 7.4 of the Deposit Agreement is hereby amended and restated in its entirety to read as follows:

“Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Attention: Eric Bauder, Senior Director, Treasury

 eric.bauder@capitalone.com

or any other addresses of which the Corporation shall have notified the Depositary in writing.”

d.	Exhibit A of the Deposit Agreement is hereby deleted in its entirety and replaced by a new Exhibit A in the form of Exhibit A to this Amendment.

e.	Exhibit B of the Deposit Agreement is hereby deleted in its entirety and replaced by a new Exhibit B in the form of Exhibit B to this Amendment.

3.	Direction to Depositary.

a.

Upon receipt of 5,000 uncertificated shares of the New Preferred Stock via direct registration, the Depositary is hereby authorized and directed (a) as Transfer Agent and Registrar, to register the same in the name of Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, (b) deposit the New Preferred Stock pursuant to Section 2.3 of the Deposit Agreement in exchange for the Old Preferred Stock, (c) deliver the Old Preferred Stock to Capital One, and (d) take all other action necessary or advisable in connection with the foregoing.

b.

Upon receipt of the Officer’s Certificate dated as of the date hereof and all other information required pursuant to Section 2.3 of the Deposit Agreement, the Depositary is hereby authorized and directed to (a) execute the Global Registered Receipt evidencing the New Receipt and deliver the same to The Depositary Trust Company in exchange for the Old Receipt, (b) cancel the Old Receipt pursuant to Section 2.8 of the Deposit Agreement, and (c) take all other action necessary or advisable in connection with the foregoing.

4.

Effectiveness. Upon the execution and delivery of a counterpart hereof by each of the parties hereto, this Amendment shall become effective at the Effective Time. Except as expressly modified herein, the Deposit Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto (after giving effect to the Mergers) in accordance with its terms.

5.

Termination of Merger Agreement. If for any reason the Merger Agreement is terminated in accordance with its terms, then this Amendment shall automatically terminate and be of no further force and effect and the Deposit Agreement shall remain the same as it existed immediately prior to execution of this Amendment, without prejudice to any action taken prior to such termination in compliance with the Deposit Agreement as amended hereby. Discover will provide the Depositary with prompt written notice if the Merger Agreement is terminated.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.

Counterparts. This Amendment may be executed in one or more counterparts (and such counterparts may be delivered in electronic format), and all those counterparts together shall constitute one original document.

8.

Severability. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

9.	Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Deposit Agreement, as amended by this Amendment.

10.

Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Capital One, Discover and the Depositary have duly executed this Amendment as of the Effective Date, and all Holders of Receipts shall become parties hereto by continuing to hold such Receipts in accordance with the terms of the Deposit Agreement.

CAPITAL ONE FINANCIAL CORPORATION,
a Delaware Corporation

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President, Corporate Treasury, Assistant Treasurer

DISCOVER FINANCIAL SERVICES,
a Delaware Corporation

By:	/s/ Li Ma
Name: Li Ma
Title: Senior Vice President and Treasurer

COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A., acting jointly

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Senior Manager, Contract Operations

[Signature Page to Amendment to Deposit Agreement (Series P)]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Capital One Financial Corporation, or its agent for registration of transfer, exchange, or payment, and any receipt issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES

DEPOSITARY RECEIPT NO.

FOR

DEPOSITARY SHARES, EACH REPRESENTING 1/100TH OF ONE SHARE

OF 6.125% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES P

OF

CAPITAL ONE FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP: 14040HDL6

SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: March 23 and September 23 of each year, commencing September 23, 2025.

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A., jointly as Depositary (the “Depositary”), hereby certify that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/100th of one share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, liquidation preference $100,000 per share (the “Series P Preferred Stock”), of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of June 22, 2020, among Discover Financial Services, a Delaware corporation (“Discover”), the Depositary and the Holders from time to time of the Depositary Receipts (the “Original Deposit Agreement”), as amended by the Amendment to Deposit Agreement, dated as of May 18, 2025, by and among the Corporation, Discover, the Depositary and the Holders from time to time of the Depositary Receipts (together, with the Original Deposit Agreement, the “Deposit Agreement”). By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., and

COMPUTERSHARE INC., acting jointly as Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

CAPITAL ONE FINANCIAL CORPORATION

CAPITAL ONE FINANCIAL CORPORATION (THE “CORPORATION”) WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF 6.125% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES P OF CAPITAL ONE FINANCIAL CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE.

The Corporation will furnish without charge to each receipt holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

For value received,          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint

             Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

I, , [title] of Capital One Financial Corporation (the “Corporation”), hereby certify that pursuant to the terms of the Certificate of Designations, filed with the Secretary of State of the State of Delaware on May 16, 2025 and effective May 18, 2025 (the “Certificate of Designations”), and pursuant to resolutions adopted by the Board of Directors of the Corporation adopted at a meeting of the Board of Directors of the Corporation on February 18, 2024 and resolutions adopted by the Preferred Stock Committee of the Board of Directors of the Corporation on May 15, 2025, the Corporation has established the Series P Preferred Stock which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of June 22, 2020, by and among Discover Financial Services, a Delaware corporation (“Discover”), Computershare Inc., Computershare Trust Company, N.A., and the Holders of Receipts issued thereunder from time to time (the “Original Deposit Agreement”), as amended by the Amendment to Deposit Agreement, dated as of May 18, 2025, by and among the Corporation, Discover, the Depositary and the Holders from time to time of the Depositary Receipts (the “Amendment”, and together with the Original Deposit Agreement, the “Deposit Agreement”). In connection therewith, the Board of Directors of the Corporation or a duly authorized committee thereof has authorized the terms and conditions with respect to the Series P Preferred Stock as described in the Certificate of Designations attached as Annex A hereto. Any terms of the Series P Preferred Stock that are not so described in the Certificate of Designations and any terms of the Receipts representing such Series P Preferred Stock that are not described in the Deposit Agreement are described below:

Aggregate Number of shares of Series P Preferred Stock issued as of the Effective Time: 5,000

CUSIP Number for Receipts: 14040HDL6

Denomination of Depositary Share per share of Series P Preferred Stock (if different than 1/100th of a share of Series P Preferred Stock): N/A

Redemption Provisions (if different than as set forth in the Deposit Agreement): N/A

Name of Global Receipt Depositary: The Depository Trust Company

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

Capital One Financial Corporation

Date: [       ]

By:
Name:
Title:

Agreed and Accepted by Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary:

Computershare Inc., and

Computershare Trust Company, N.A.

By:
Authorized Officer

Annex A

Certificate of Designations